Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGONAUT GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4057601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10101 REUNION PLACE, SUITE 500

SAN ANTONIO, TEXAS 78216

(Address of principal executive offices)

ARGONAUT GROUP, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Byron L. LeFlore, Jr.

Vice President, Secretary &

General Counsel

10101 Reunion Place, Suite 500

San Antonio, Texas 78216

Telephone: (210) 321-8459

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 Par Value	200,000 shares	$21.70	$4,340,000	$510.82

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Argonaut Group, Inc. 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($21.95) and low ($21.45) sale prices of the common stock, as reported on the NASDAQ National Market System on February 3, 2005, a date within 5 business days prior to the date of filing this registration statement.

EXPLANATORY NOTE

In accordance with general instruction E of Form S-8, this Form S-8 Registration Statement incorporates by reference the Form S-8 registration statement (Registration No. 333-115830) filed by Argonaut Group, Inc. on May 25, 2004 (the “Original Filing”), which for the avoidance of doubt includes all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Original Filing and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 8th day of February, 2005.

ARGONAUT GROUP, INC.

By:	/s/ BYRON L. LEFLORE, JR.
Byron L. LeFlore, Jr.
Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mark E. Watson III, Byron L. LeFlore, Jr., and Mark W. Haushill and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their indicated capacities on February 8, 2005.

By:	/s/ MARK E. WATSON III
Mark E. Watson III
President, Chief Executive Officer
and Director (Principal Executive Officer)

By:	/s/ MARK W. HAUSHILL
Mark W. Haushill
Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer
and Principal Accounting Officer)

By:	/s/ GARY V. WOODS
Gary V. Woods
Chairman of the Board and a Director

By:	/s/ HECTOR DE LEON
Hector De Leon
Director

By:	/s/ ALLAN W. FULKERSON
Allan W. Fulkerson
Director

By:	/s/ DAVID R. HARTOCH
David R. Hartoch
Director

By:	/s/ FRANK W. MARESH
Frank W. Maresh
Director

By:	/s/ JOHN R. POWER, JR.
John R. Power, Jr.
Director

By:	/s/ GEORGE A. ROBERTS
George A. Roberts
Director

By:	/s/ FAYEZ S. SAROFIM
Fayez S. Sarofim
Director

EXHIBIT INDEX

EXHIBIT

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this registration statement)